Exhibit 23.3

[Letterhead of Snowden Mining Industry Consultants Inc.]

CONSENT OF SNOWDEN MINING INDUSTRY CONSULTANTS INC.

The undersigned, Snowden Mining Industry Consultants Inc., hereby states as follows:

Our firm assisted with technical studies (collectively, the “Technical Studies”), concerning mineralized material contained in the Maverick Springs property (study completed in 2004 and Technical Report issued in 2006) and Mountain View property (study completed in 2002 and Technical Report issued in 2006) for Vista Gold Corp., portions of which are summarized under the captions “Part I – Item 2. Properties – Advanced Exploration Properties – Maverick Springs – Geology” and “Part I. – Item 2. Properties – Advanced Exploration Properties – Mountain View – Geology” in this Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2007 of Allied Nevada Gold Corp. (the “Company”), to be filed with the United States Securities and Exchange Commission.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-144102) of the Company of the summary information concerning the Technical Studies, including the references to our firm included with such information, as set forth above in the Form 10-K.

Snowden Mining Industry Consultants

By:  /s/  Alex Trueman

        Name: Alex Trueman

        Title: Divisional Manager, Resource Evaluation

Date: March 6, 2008